Exhibit 32.2

Certification of Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Good Guys, Inc. (the “Company”) on Form 10-Q for the quarterly period ended August 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David A. Carter, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 8, 2003	/s/	DAVID A. CARTER
David A. Carter
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Good Guys, Inc. and will be retained by Good Guys, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.